EXHIBIT 99.1
SHOCKWAVE MEDICAL COMPLETES ACQUISITION OF NEOVASC

SANTA CLARA, CALIF. — April 11, 2023 — Shockwave Medical, Inc. (NASDAQ: SWAV) (“Shockwave”), a pioneer in the development of Intravascular Lithotripsy (“IVL”) to treat severely calcified cardiovascular disease, today announced the completion of its previously announced acquisition of Neovasc Inc. (“Neovasc”).

The Neovasc Reducer System (the “Reducer”) is a first-of-its-kind technology to address refractory angina. Refractory angina is a chronic condition in which a patient suffers chest pain that cannot be controlled by conventional therapies. It is estimated that each year, in the United States (“U.S.”) and the European Union (“E.U.”) alone, up to 300,000 new patients with obstructive coronary disease who are ineligible for conventional revascularization experience refractory angina, despite guideline-directed medical therapy. In addition, it is estimated that up to another 500,000 new patients present with angina and non-obstructive coronary artery disease in the U.S. and the E.U. each year. The Reducer has been granted Breakthrough Device designation by the Food and Drug Administration (“FDA”), is CE-marked and is currently enrolling patients in the COSIRA-II study, a randomized clinical trial being conducted under an Investigation Device Exemption intended to support FDA approval for patients with coronary obstructive refractory angina.

Shockwave has acquired all of the outstanding common shares of Neovasc (the “Common Shares”) for US$27.25 per share in cash (the “Cash Portion”) upfront by way of a statutory plan of arrangement (the “Arrangement”). Consideration for the purchased shares has been paid to Computershare Investor Services Inc. as depositary under the arrangement (the “Depositary”) and will be provided to former shareholders of Neovasc (the “Shareholders”) as soon as reasonably practicable after the date hereof, in accordance with the terms of the arrangement agreement and subject to the ruling by the Israel Tax Authority issued in connection with the Arrangement (the “Withholding Tax Ruling”) as described below. In addition, the Shareholders will also receive a potential deferred payment in the form of a non-tradeable contingent value right (a “CVR”, and together with the Cash Portion, the “Consideration”) entitling the Shareholders to receive up to an additional US$12.00 per share in cash if certain regulatory milestones are achieved within specified timeframes.

As a result of the completion of the Arrangement, Neovasc’s Common Shares will be delisted from the Toronto Stock Exchange. Neovasc has also requested that the Nasdaq Stock Market LLC (“Nasdaq”) file a delisting application on Form 25 to report the delisting of the Common Shares of Neovasc from Nasdaq. An application will be made for Neovasc to cease to be a reporting issuer in the applicable Canadian jurisdictions as a result of completion of the Arrangement. Neovasc expects to terminate the registration of its Common Shares under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), approximately 10 days after the closing of the transaction.

Pursuant to the Withholding Tax Ruling, in order to receive the Consideration free of withholding pursuant to the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Ordinance”), Shareholders are required to make the Israeli Tax Certification described below. Shareholders that hold Common Shares through a broker and who meet the requirements of the Israeli Tax Certification will be able to provide such certification and submit the supporting documents described below through an online portal that will be made available by the Depositary; such Shareholders with questions about the Consideration or this portal are encouraged to call their brokers with any questions. Registered Shareholders (that is, Shareholders that, as of the closing of the Arrangement, hold shares directly in Neovasc, and not through a broker) will be contacted by the Depositary with instructions on how to receive the Consideration. In order to avoid withholding of Israeli tax, Registered Shareholders (as well as any Shareholder whose consideration exceeds US$500,000) will need to obtain a withholding exemption certificate issued by the Israel Tax Authority and such Shareholders are encouraged to seek guidance from an Israeli tax lawyer or accountant to help with the process of obtaining such an exemption certificate. Registered Shareholders with questions may contact the Depositary directly by calling 888-852-1154 (within North America) or 514-982-7478 (outside North America).

The “Israeli Tax Certification” will require that Shareholders certify that: (i) they are not (and from the date they purchased the Common Shares until the closing of the Arrangement, were not) a “resident of Israel” as defined under Section 1 of the Ordinance; (ii) the Common Shares held by such Shareholder were acquired on or after January 1, 2009, and to the extent the Common Shares were transferred to such Shareholder pursuant to a tax-free transfer (under Israeli law), which includes transactions such as gifts or inheritances, the transferor acquired the Common Shares on or after January 1, 2009; (iii) they did not acquire the Common Shares from a “relative” (as defined under Section 88 of the Ordinance) and the Common Shares were not subject to the provision of Part E2 of the Ordinance or Section 70 of the Israeli Land Taxation Law (Appreciation and Acquisition), 5723-1963, which relate to tax-free reorganizations; (iv) the gain from the sale of the Common Shares is not derived through a permanent establishment they have in Israel; and (v) such Shareholder is the beneficial owner (directly or indirectly) of less than 5% of the Common Shares. In support of the Israeli Tax Certification, Shareholders will be required to upload to the portal described above: (i) for Shareholders who are individuals, a copy of such Shareholder’s valid non-Israeli passport or a valid government-issued identification card or IRS Form W-9; and (ii) for Shareholders who will receive consideration in excess of US$300,000 but no more than US$500,000 or are Israeli citizens, a tax residency certificate from the applicable tax authority in such Shareholder’s country of residence or a withholding exemption certificate issued by the Israel Tax Authority.

About Shockwave Medical, Inc.
Shockwave Medical is focused on developing and commercializing products intended to transform the way calcified cardiovascular disease is treated. Shockwave Medical aims to establish a new standard of care for the interventional treatment of atherosclerotic cardiovascular disease through differentiated and proprietary local delivery of sonic pressure waves for the treatment of calcified plaque, which the company refers to as IVL. IVL is a minimally invasive, easy-to-use and safe way to significantly improve patient outcomes. To view an animation of the IVL procedure and for more information, visit www.shockwavemedical.com.

About Reducer
The Reducer is CE-marked in the E.U. for the treatment of refractory angina, a painful and debilitating condition that occurs when the coronary arteries deliver an inadequate supply of blood to the heart muscle, despite treatment with standard revascularization or cardiac drug therapies. It affects millions of patients worldwide, who typically lead severely restricted lives as a result of their disabling symptoms, and its incidence is growing. The Reducer provides relief of angina symptoms by altering blood flow within the myocardium of the heart and increasing the perfusion of oxygenated blood to ischemic areas of the heart muscle. Placement of the Reducer is performed using a minimally invasive transvenous procedure. While the Reducer is not approved for commercial use in the U.S., the FDA granted Breakthrough Device designation to the Reducer in October 2018, and it is being studied in the COSIRA-II clinical trial.

About Neovasc Inc.
Neovasc is a specialty medical device company that develops, manufactures, and markets products for the rapidly growing cardiovascular marketplace. Its products include Reducer, for the treatment of refractory angina, which is under clinical investigation in the U.S. and has been commercially available in Europe since 2015. For more information visit: www.neovasc.com.

Media Contact:
Scott Shadiow
+1.317.432.9210
sshadiow@shockwavemedical.com

Investor Contact:
Debbie Kaster
dkaster@shockwavemedical.com

Forward-Looking Statement Disclaimer
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws that may not be based on historical fact. When used herein, the words “expect”, “anticipate”, “estimate”, “may”, “will”, “should”, “intend”, believe”, and similar expressions, are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, the amounts potentially payable under the CVRs; the achievement of the CVR milestones within the payment timeline; and the expected timing for Neovasc’s deregistration under the Exchange Act.

Forward-looking statements are based on estimates and assumptions made by Shockwave and Neovasc, current conditions and expected future developments, as well as other factors that Shockwave and Neovasc believe are appropriate in the circumstances. Many factors and assumptions could cause the actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, risks around Neovasc or Shockwave's ability to reach the CVR milestones within the payment timeline; whether the COSIRA-II clinical trial is completed and achieves its endpoints; whether the Reducer receives FDA approval for the treatment of angina; the inherent risks, costs and uncertainties associated with integrating the businesses successfully and risks of not achieving all or any of the anticipated benefits of the transaction, or the risk that the anticipated benefits of the transaction may not be fully realized or take longer to realize than expected; and other risks and uncertainties discussed in Shockwave’s and Neovasc’s filings with the Securities and Exchange Commission (the “SEC”) and/or the Canadian Securities Administrators (the “CSA”), including Part I, Item 1A – Risk Factors in Shockwave’s most recent Annual Report on Form 10-K filed with the SEC and Part I, Item 3 – Key Information in Neovasc’s most recent Annual Report on Form 20-F filed with the SEC and CSA and in Shockwave’s and Neovasc’s other reports filed with the SEC and/or CSA. These factors should be considered carefully, and readers should not place undue reliance on these forward-looking statements. Shockwave and Neovasc have no intention and undertake no obligation to update or revise any forward-looking statements beyond required periodic filings with securities regulators (copies of which may be obtained at www.sedar.com or www.sec.gov), whether because of new information, future events or otherwise, except as required by law.